1 Credit Suisse Financial Services Forum February 11, 2014 David Turner Chief Financial Officer Exhibit 99.1

2 2013 Business Priorities & Accomplishments › Net income available to common shareholders increased 10% › Expanded net interest margin 16 bps › Lowered deposit costs 10 bps to historic low › Achieved broad-based asset quality improvement › Raised common stock cash dividend › Improved debt and capital structure › Strengthened balance sheet with acceleration of de-risking strategy › Completed common stock share repurchase program Grow Loans Full Year Loan Growth $1.3 B or 2%(1) Grow Relationships Increased relationships in 15 of 17 businesses Manage Expenses Full year 2013 expenses lower than 2012 (2) (1) Ending balances, excluding loans transferred to held for sale in 4Q13; see GAAP to non-GAAP reconciliation in appendix (2) On an adjusted basis; non-GAAP, see appendix for reconciliation Noteworthy Accomplishments in 2013

3 Expectations for 2014 › Prolonged low interest rate environment › Evolving regulatory environment › Leverage to grow customer relationships across business groups by 2% to 4% › Loan growth of 3% to 5% › Deposit growth of 1% to 2% › Relatively stable net interest margin › 2014 Adjusted expenses lower than 2013 adjusted expenses › Generate positive operating leverage

4 Allowing customers to bank the way they choose Retail Contact Center Online Products › Active mobile customers increased 25% in 2013 › Remote deposit capture allows customers to have immediate access to their funds Social Media Mobile › Agent call volume increased 6% year over year › Increased sales 8% in 2013 › 81% of sales occur in branch network › 64% of customers conduct business in the bank at least once a month › Online banking log-ins increased 10% year over year › Online sales increased 8% in 2013 › Check cashing › Now Card › E-Access Account › Gift Card › Over 14,000 customer inquiries addressed in 2013 › Launched financial education videos – over 800k views

5 Business lending growth driven by commercial and industrial loans 4Q13 = $46B (1) (1) Ending balances Commercial & Industrial $29B / 64% IRE $7B / 15% OO Real Estate $10B / 21% › Commercial and industrial loans increased 10% in 2013, driven by specialized lending › Investor real estate loans were down 13% from 4Q12 › New loan production increased 92% in 2013 › IRE portfolio close to stabilization as new loan production continues to increase and payoffs and pay downs diminish

6 › Specialized lending groups are headquartered throughout our footprint › Our goal is to be the premier middle market bank for the specialized industries we serve › Specialized lending groups delivered strong results in 2013, driven by healthcare, energy and technology › Real Estate Corporate Banking - primarily REIT financing - increased 39% in 2013 › Regions Business Capital - primarily asset-based lending - increased 15% in 2013 Business lending focused on relationship banking coupled with industry expertise (Houston) (Atlanta) (Charlotte) (Nashville) Restaurant Healthcare Technology Energy (Houston) (Atlanta) (Charlotte) (Nashville) Transportation

7 Business lending - commitments steadily increasing $24.7 $24.7 $25.0 $26.3 $27.0 $28.0 $28.7 $29.9 $30.8 $31.2 $32.2 $33.6 $34.5 $36.4 $37.8 $38.3 40.7% 39.8% 40.2% 40.3% 41.7% 41.5% 43.3% 42.6% 43.1% 44.4% 43.9% 43.4% 44.8% 44.7% 44.8% 43.4% 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q Commitments Utilization Rate ($ in billions) 2010 2011 2012 2013 Note: Commercial commitments only

8 Consumer lending growth led by indirect and credit card loans Other $1B / 4% 4Q13 = $29B (1) Credit Card $1B / 3% Home Equity $12B / 40% Indirect $3B / 11% (1) Ending balances Residential Mortgage $12B / 42% › Indirect auto balances increased 32% from the prior year › Over 2,100 dealers in network, covering over 25% of dealers in foot print › Consumer credit card balances increased 5% in 2013 › Active card holders increased 7% › Mortgage balances relatively flat excluding loan transfer › Total originations down 18% in 2013 › Mortgage production expected to be down 10%-15% in 2014

9 Laying the foundation in 2013 for future success Indirect › 2,140 dealers in network that cover 27% of dealers in footprint › Increased average number of loans per dealer by 58% through enhanced technology Credit Card › Credit card production increased 43% and active accounts grew 7% › Penetration rates increased 140 bps to 13.6% Now Banking › Grew active Now Banking card users 50% and households by 26% › 59% of households new Regions customers Home Equity › Home equity loan balances increased 54% in 2013 › Customer deleveraging in home equity line portfolio has slowed Wealth Management › Created Regions Investment Services and hired over 100 Financial Consultants › Expect these positions to be fully profitable in 2014

10 Net interest margin – closing the gap Margin benefits from both short-term and long-term rate increases Note: Peer banks include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial 3.10% 3.26% 3.47% 3.25% 4Q12 1Q13 2Q13 3Q13 4Q13 Regions Peer Average Net Interest Margin vs. Peers 37 bps Variance Asset Sensitivity › Balance sheet asset sensitive to short-term interest rates—mainly attributable to floating rate loans › Increases in long-term interest rates further reduce prepayments on securities and premium amortization › Further increases in long-term rates would provide additional benefit to the margin, but at somewhat reduced pace Expect relatively stable net interest margin in 2014

11 Prudent expense management Non-Interest Expense* (1) / Average Assets 2.79% 3.00% 3.22% 3.12% 4Q12 1Q13 2Q13 3Q13 4Q13 Regions Peer Median 62.7% 66.3% 65.3% 64.3% 4Q12 1Q13 2Q13 3Q13 4Q13 Regions Peer Median Efficiency Ratio (1) (1) Non-GAAP – See appendix for reconciliation *Annualized Peer banks include: BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial › One of the lowest non-interest expense to average assets ratios at 3.00%(1) › Salaries and benefits increased in the fourth quarter, primarily in customer facing, revenue generating and compliance positions › Continue to optimize mortgage operations model and reduced overall mortgage expenses 10% in the fourth quarter › Introduced a focus on Six Sigma in 2013 – several initiatives underway › Expect full year 2014 adjusted expenses to be lower than 2013 on the same basis Expect efficiency ratio to trend down in the near term

12 Continued asset quality improvement Net Charge-Offs and Ratio Criticized and Classified Loans (2) 3.2 3.0 2.8 2.5 2.1 1.3 1.1 1.1 1.0 0.9 $4.5 $4.1 $3.9 $3.5 $3.0 4Q12 1Q13 2Q13 3Q13 4Q13 Classified Loans Special Mention (1) See GAAP to non-GAAP reconciliation in appendix (2) Includes commercial and investor real estate loans only ($ in millions) ($ in billions) Allowance for Loan Losses / Total Loans 2.59% 1.80% 1.89% 1.65% 4Q12 1Q13 2Q13 3Q13 4Q13 Regions Peer Median › Total loan loss provision for the fourth quarter was $79 million, of which $75 million was related to loan transfers › Non-performing loans declined 36% from the end of 2012 › Inflows of non-performing loans decreased 50% from 4Q12 to $175 million › Delinquencies declined 21% from 4Q12 Note: Peers include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION (1) (1) 127 151 $180 $180 $144 $114 $278 0.96% 0.99% 0.77% 0.60% 0.67% 4Q12 1Q13 2Q13 3Q13 4Q13 Net Charge-Offs related to loan transfer Adjusted Net Charge-Offs Adjusted Net Charge-Offs ratio

13 Strong capital and solid liquidity Well positioned for future capital deployment (1) Current quarter ratios are estimated (2) Non-GAAP – See appendix for reconciliation Note: Peer banks include BBT, CMA, FHN, FITB, HBAN, KEY, MTB, PNC, STI, USB, WFC, ZION Source: SNL Financial 10.8% 11.2% 11.1% 11.0% 11.2% 9.9% 10.1% 10.1% 10.3% 10.3% 4Q12 1Q13 2Q13 3Q13 4Q13 Regions Peer Median 78% 79% 81% 82% 81% 88% 88% 90% 90% 90% 4Q12 1Q13 2Q13 3Q13 4Q13 Regions Peer Median Estimated Basel III (1) (2) at the end of 4Q13 was 10.5% Loan to Deposit Ratio Tier 1 Common Ratio (1) (2)

14 Grow • Loans • Deposits • New Quality Households Manage • Risk • Expenses • Capital Risk Framework Deepen • • Relationships • Engagement RISK FRAMEWORK Building on our foundation in 2014

15 Appendix

Non-GAAP reconciliation: Adjusted total loans

($ amounts in millions)	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013 vs. 9/30/2013		12/31/2013 vs. 12/31/2012	
	Quarter Ended								
Commercial and industrial	$ 29,413	$ 29,863	$ 28,954	$ 27,602	$ 26,674	$ (450)	(1.5)%	$ 2,739	10.3 %
Commercial real estate mortgage—owner-occupied	9,495	9,566	9,731	9,812	10,095	(71)	(0.7)%	(600)	(5.9)%
Commercial real estate construction—owner-occupied	310	377	345	325	302	(67)	(17.8)%	8	2.6 %
Total commercial	39,218	39,806	39,030	37,739	37,071	(588)	(1.5)%	2,147	5.8 %
Commercial investor real estate mortgage	5,318	5,613	5,806	6,338	6,808	(295)	(5.3)%	(1,490)	(21.9)%
Commercial investor real estate construction	1,432	1,317	1,208	984	914	115	8.7 %	518	56.7 %
Total investor real estate	6,750	6,930	7,014	7,322	7,722	(180)	(2.6)%	(972)	(12.6)%
Residential first mortgage	12,163	12,856	12,839	12,875	12,963	(693)	(5.4)%	(800)	(6.2)%
Home equity—first lien	5,998	5,894	5,726	5,625	5,622	104	1.8 %	376	6.7 %
Home equity—second lien	5,296	5,455	5,684	5,921	6,178	(159)	(2.9)%	(882)	(14.3)%
Indirect	3,075	2,889	2,693	2,483	2,336	186	6.4 %	739	31.6 %
Consumer credit card	948	896	866	851	906	52	5.8 %	42	4.6 %
Other consumer	1,161	1,166	1,138	1,120	1,197	(5)	(0.4)%	(36)	(3.0)%
Total consumer	28,641	29,156	28,946	28,875	29,202	(515)	(1.8)%	(561)	(1.9)%
Total Loans (GAAP)	$ 74,609	$ 75,892	$ 74,990	$ 73,936	$ 73,995	$ (1,283)	(1.7)%	$ 614	0.8 %
Residential first mortgage loans transferred to held for sale	686	—	—	—	—	686	NM	686	NM
Adjusted Total Loans (non-GAAP) (1)	$ 75,295	$ 75,892	$ 74,990	$ 73,936	$ 73,995	$ (597)	(0.8)%	$ 1,300	1.8 %

NM – Not Meaningful

(1) Regions believes excluding the impact of the residential first mortgage loans transferred to held for sale during the fourth quarter of 2013 provides a more meaningful calculation of loan growth rates and presents them on the same basis as that applied by management.

REGIONS

16

Non-GAAP reconciliation: Net charge-off ratio

Select calculations for annualized net charge-offs as a percentage of average loans are presented in the table below. During the fourth quarter of 2013, Regions made the strategic decision to transfer certain primarily accruing restructured residential first mortgage loans to loans held for sale. These loans were marked down to fair value through net charge-offs upon transfer to held for sale. Management believes that excluding the incremental increase to net charge-offs from the affected net charge-off ratios will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

.

		As of and for Quarter Ended				
($ amounts in millions)		12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Residential first mortgage net charge-offs (GAAP)	A	$ 164	$ 13	$ 18	$ 22	$ 26
Less: Net charge-offs associated with transfer to loans held for sale		151	—	—	—	—
Adjusted residential first mortgage net charge-offs (non-GAAP)	B	$ 13	$ 13	$ 18	$ 22	$ 26
Total consumer net charge-offs (GAAP)	C	$ 219	$ 72	$ 72	$ 84	$ 96
Less: Net charge-offs associated with transfer to loans held for sale		151	—	—	—	—
Adjusted total consumer net charge-offs (non-GAAP)	D	$ 68	$ 72	$ 72	$ 84	$ 96
Total net charge-offs (GAAP)	E	$ 278	$ 114	$ 144	$ 180	$ 180
Less: Net charge-offs associated with transfer to loans held for sale		151	—	—	—	—
Adjusted net charge-offs (non-GAAP)	F	$ 127	$ 114	$ 144	$ 180	$ 180
Average residential first mortgage loans (GAAP)	G	$ 12,752	$ 12,835	$ 12,823	$ 12,900	$ 13,072
Add: Average balances of residential first mortgage loans transferred to loans held for sale		74	—	—	—	—
Adjusted average residential first mortgage loans (non-GAAP)	H	$ 12,826	$ 12,835	$ 12,823	$ 12,900	$ 13,072
Average total consumer loans (GAAP)	I	$ 29,147	$ 29,031	$ 28,892	$ 29,020	$ 29,368
Add: Average balances of residential first mortgage loans transferred to loans held for sale		74	—	—	—	—
Adjusted average total consumer loans (non-GAAP)	J	$ 29,221	$ 29,031	$ 28,892	$ 29,020	$ 29,368
Total average loans (GAAP)	K	$ 75,843	$ 75,359	$ 74,549	$ 73,919	$ 74,622
Add: Average balances of residential first mortgage loans transferred to loans held for sale		74	—	—	—	—
Adjusted total average loans (non-GAAP)	L	$ 75,917	$ 75,359	$ 74,549	$ 73,919	$ 74,622
Residential first mortgage net charge-off percentage (GAAP)*	A/G	5.10 %	0.41 %	0.56 %	0.68 %	0.76 %
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.41 %	0.41 %	0.56 %	0.68 %	0.76 %
Total consumer net charge-off percentage (GAAP)*	C/I	2.98 %	0.99 %	0.99 %	1.17 %	1.28 %
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.93 %	0.99 %	0.99 %	1.17 %	1.28 %
Total net charge-off percentage (GAAP)*	E/K	1.46 %	0.60 %	0.77 %	0.99 %	0.96 %
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.67 %	0.60 %	0.77 %	0.99 %	0.96 %

* Annualized

REGIONS 17

Non-GAAP reconciliation: Non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

.

($ amounts in millions)		Quarter Ended 12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	4Q13 vs. 3Q13		4Q13 vs. 4Q12	
Non-interest expense (GAAP)		$ 946	$ 884	$ 884	$ 842	$ 902	$ 62	7.0 %	$ 44	4.9 %
Adjustments:										
REIT investment early termination costs		—	—	—	—	(42)	—	NM	42	NM
Loss on early extinguishment of debt		—	(5)	(56)	—	(11)	5	NM	11	NM
Regulatory charge		(58)	—	—	—	—	(58)	NM	(58)	NM
Branch and other equipment charges		(5)	—	—	—	—	(5)	NM	(5)	NM
Adjusted non-interest expense (non-GAAP)	A	$ 883	$ 879	$ 828	$ 842	$ 849	$ 4	0.5 %	$ 34	4.0 %
Net interest income (GAAP)		$ 832	$ 824	$ 808	$ 798	$ 818	$ 8	1.0 %	$ 14	1.7 %
Taxable-equivalent adjustment		14	14	13	13	13	—	NM	1	7.7 %
Net interest income, taxable-equivalent basis		846	838	821	811	831	8	1.0 %	15	1.8 %
Non-interest income (GAAP)		526	495	497	501	536	31	6.3 %	(10)	(1.9)%
Adjustments:										
Leveraged lease termination gains, net		(39)	—	—	—	—	(39)	NM	(39)	NM
Securities gains, net		—	(3)	(8)	(15)	(12)	3	NM	12	NM
Gain on sale of other assets[1]		—	(24)	—	—	—	24	NM	—	NM
Adjusted non-interest income (non-GAAP)	B	487	468	489	486	524	19	4.1 %	(37)	(7.1)%
Adjusted total revenue (non-GAAP)	C	$ 1,333	$ 1,306	$ 1,310	$ 1,297	$ 1,355	$ 27	2.1 %	$ (22)	(1.6)%
Adjusted efficiency ratio (non-GAAP)	A/C	66.3 %	67.3 %	63.1 %	64.9 %	62.7%				

NM – Not Meaningful

(1) Gain on sale of a non-core portion of a Wealth Management business.

REGIONS

18

19 Non-GAAP reconciliation: Non-interest expense and efficiency ratio full year Year Ended December 31 ($ amounts in millions) 2013 2012 2013 vs. 2012 Non-interest expense (GAAP) $ 3,556 $ 3,526 $ 30 0.9 % Adjustments: REIT investment early terminations costs — (42) 42 NM Loss on early extinguishment of debt (61) (11) (50) 454.5 % Regulatory charge (58) — (58) NM Securities impairment, net — (2) 2 NM Branch and other equipment charges (5) — (5) NM Adjusted non-interest expense (non-GAAP) D $ 3,432 $ 3,471 $ (39) (1.1)% Net interest income (GAAP) $ 3,262 $ 3,300 $ (38) (1.2)% Taxable-equivalent adjustment 54 50 4 8.0 % Net interest income, taxable-equivalent basis 3,316 3,350 (34) (1.0)% Non-interest income (GAAP) 2,019 2,100 (81) (3.9)% Adjustments: Leveraged lease termination gains, net (39) (14) (25) 178.6 % Securities gains, net (26) (48) 22 (45.8)% Gain on sale of other assets (1) (24) — (24) NM Adjusted non-interest income (non-GAAP) E 1,930 2,038 (108) (5.3)% Adjusted total revenue (non-GAAP) F $ 5,246 $ 5,388 $ (142) (2.6)% Adjusted efficiency ratio (non-GAAP) D/F 65.4% 64.4 % Adjusted fee income ratio (non-GAAP) E/F 36.8% 37.8 % NM – Not Meaningful (1) Gain on sale of a non-core portion of a Wealth Management business.

Non-GAAP reconciliation: Tier 1 common

The following table provides calculations of Tier 1 capital (regulatory) and "Tier 1 common equity" (non-GAAP). Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank's capital adequacy based on Tier 1 capital, the calculation of which is prescribed in amount by federal banking regulations. In connection with the Company's Comprehensive Capital Analysis and Review ("CCAR"), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not prescribed in amount by federal banking regulations (under Basel I), analysts and banking regulators have assessed Regions' capital adequacy using the Tier 1 common equity measure. Because Tier 1 common equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations (under Basel I), this measure is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions' disclosed calculations. Since analysts and banking regulators may assess Regions' capital adequacy using Tier 1 common equity, management believes that it is useful to provide investors the ability to assess Regions' capital adequacy on this same basis.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity (non-GAAP). Tier 1 common equity (non-GAAP) is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio (non-GAAP). The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

($ amounts in millions, except per share data)		As of and for Quarter Ended				
		12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
TIER 1 COMMON RISK-BASED RATIO (1)—CONSOLIDATED						
Stockholders' equity (GAAP)		$ **15,768**	$ 15,489	$ 15,329	$ 15,740	$ 15,499
Accumulated other comprehensive (income) loss		**319**	411	478	12	(65)
Non-qualifying goodwill and intangibles		**(4,798)**	(4,804)	(4,812)	(4,819)	(4,826)
Disallowed deferred tax assets		**—**	—	—	—	(35)
Disallowed servicing assets		**(31)**	(30)	(30)	(37)	(33)
Qualifying non-controlling interests		**—**	—	—	93	93
Qualifying trust preferred securities		**—**	—	3	501	501
Tier 1 capital (regulatory)		$ **11,258**	$ 11,066	$ 10,968	$ 11,490	$ 11,134
Qualifying non-controlling interests		**—**	—	—	(93)	(93)
Qualifying trust preferred securities		**—**	—	(3)	(501)	(501)
Preferred stock		**(450)**	(458)	(466)	(474)	(482)
Tier 1 common equity (non-GAAP)	A	$ **10,808**	$ 10,608	$ 10,499	$ 10,422	$ 10,058
Risk-weighted assets (regulatory)	B	**96,911**	96,486	94,640	92,787	92,811
Tier 1 common risk-based ratio (non-GAAP)	A/B	**11.2 %**	11.0 %	11.1 %	11.2 %	10.8 %

(1) Current quarter amount and the resulting ratio are estimated.

REGIONS 20

21 Non-GAAP reconciliation: Basel III The following table provides calculations of Tier 1 common, based on Regions’ current understanding of the Final Basel III requirements, released in July 2013. Regions currently calculates its risk-based capital ratios under guidelines adopted by the Federal Reserve based on the 1988 Capital Accord (“Basel I”) of the Basel Committee on Banking Supervision (the “Basel Committee”). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulation. In June 2012, U.S. Regulators released three separate Notices of Proposed Rulemaking covering U.S. implementation of the Basel III framework. In July 2013, U.S. Regulators released final rules covering the U.S. implementation of the Basel III framework, which will change capital requirements and place greater emphasis on common equity. For Regions, the Basel III framework will be phased in beginning in 2015 with full implementation complete beginning in 2019. The calculations provided below are estimates, based on Regions’ current understanding of the final framework, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because the Basel III implementation regulations are not formally defined by GAAP, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis. (1) Under Basel III, in addition to goodwill and other identified intangibles regulatory capital must be reduced by purchased credit card relationship intangible assets. The majority of these assets are allowed in Basel I capital. (2) Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements. Estimate based on July 2013 Final Rules ($ amounts in millions) 12/31/2013 Stockholders' equity (GAAP) 15,768 $ Non-qualifying goodwill and intangibles (1) (4,922) Final Rules Adjustments Adjustments, including all components of Accumulated Other Comprehensive Income, disallowed deferred tax assets, threshold deductions and other adjustments 130 Non-Common Tier 1 (450) Basel III Tier 1 Common (non-GAAP) 10,526 $ Basel I risk-weighted assets 96,911 Basel III risk-weighted assets (2) 99,929 Basel III Tier 1 Common Ratio 10.5%

22 Forward-looking statements This presentation may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a “safe harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below: •Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, high unemployment rates and overall slowdowns in economic growth. •Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by governments, agencies, central banks and similar organizations. •The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook. •Possible changes in market interest rates. •Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. •Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans. •Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses. •Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. •Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. •Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments. •Our ability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner. •Changes in laws and regulations affecting our businesses, including changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies. •Our ability to obtain regulatory approval (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or issue or redeem preferred stock or other regulatory capital instruments. •Our ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms. •The costs and other effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries is a party. •Any decrease in the maximum permissible interchange fee that an issuer may receive for electronic debit transactions, or the expansion of options for merchants to use multiple unaffiliated payment networks for each transaction. •Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. •Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits. •Any inaccurate or incomplete information provided to us by our customers or counterparties. •Inability of our framework to manage risks associated with our business, including operational risk and credit risk, to mitigate all risk or loss to us. •The inability of our internal disclosure controls and procedures to prevent or detect all errors or fraudulent acts. •The effects of geopolitical instability, including wars (whether declared or undeclared), conflicts and terrorist attacks. •The effects of man-made and natural disasters, including floods, droughts, tornadoes and hurricanes. •Our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks such as data security breaches, "denial of service" attacks, "hacking" and identity theft. •Possible downgrades in our credit ratings or outlook. •The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally. •The effects of the failure of any component of our business infrastructure which is provided by a third party. •Our ability to receive dividends from our subsidiaries. •Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies. •The effects of any damage to our reputation resulting from developments related to any of the items identified above. The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors" of Regions' Annual Report on Form 10-K for the year ended December 31, 2012 and the "Forward-Looking Statements" section of Regions' Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2013, as filed with the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "project," and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

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